Exhibit 99.1

CorpHousing Group Inc. Announces Name Change and Rebranding to LuxUrban Hotels Inc.

New NASDAQ Ticker Symbol “LUXH”

MIAMI, FL, November 2, 2022 – CorpHousing Group Inc. (“CorpHousing,” “CHG”, or the “Company”) (NASDAQ: CHG), which utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities, announced today that it has changed its name to LuxUrban Hotels Inc. Reflecting this change, the Company’s common stock will commence trading under the new NASDAQ ticker symbol “LUXH” on or about November 3, 2022.

“Our new corporate identity reflects the Company’s ongoing evolution towards acquiring and managing, via long-term leases, short-term rental hotel properties in major metropolitan cities,” said Brian Ferdinand, Chairman and Chief Executive Officer. “Through our growing portfolio, we offer short-stay business and vacation travelers a variety of accommodations that address their individual needs, all while providing high-quality, end-to-end customer service and support.”

Mr. Ferdinand continued, “We have made significant strides in redefining our strategy over the last several years and our total units under management are comprised almost entirely of short-term rental hotel properties. Our new name reflects this evolved focus. The Company currently operates approximately 1,200 short term hotel rental units, and we are in various stages of negotiation with a variety of potential partners that represent thousands of additional hotel units located in destination cities. We believe that we are well positioned to advance our highly scalable, predictable, and profitable business model and look forward to our future with confidence.”

The Company’s official website is now accessible under the domain www.luxurbanhotels.com and its email address changed to the domain @luxurbanhotels.com.

The CUSIP number for the Company’s common stock will remain unchanged.

LuxUrban Hotels Inc.

LuxUrban Hotels Inc. utilizes a long-term lease, asset-light business model to acquire and manage a growing portfolio of short-term rental properties in major metropolitan cities. The Company’s future growth focuses primarily on seeking to create “win-win” opportunities for owners of dislocated hotels, including those impacted by COVID-19 travel restrictions, while providing LuxUrban Hotels favorable operating margins. LuxUrban Hotels operates these properties in a cost-effective manner by leveraging technology to identify, acquire, manage, and market them globally to business and vacation travelers through dozens of third-party sales and distribution channels, and the Company’s own online portal. Guests at the LuxUrban Hotels properties are provided high quality service under the Company’s consumer brand, LuxUrbanTM.

Forward Looking Statements

This press release contains forward-looking statements, including with respect to the expected closing of noted lease transactions and continued closing on additional leases for properties in the Company’s pipeline, as well the Company’s anticipated ability to commercialize efficiently and profitably the properties it leases and will lease in the future. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those set forth under the caption “Risk Factors” in the prospectus forming part of the Company’s effective Registration Statement on Form S-1 (File No. 333-262114). Generally, such forward-looking information or forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects" or "does not expect", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates" or "does not anticipate", or "believes", or variations of such words and phrases or may contain statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "will continue", "will occur" or "will be achieved". Forward-looking information may relate to anticipated events or results including, but not limited to business strategy, leasing terms, high-level occupancy rates, and sales and growth plans. The financial projection provided herein are based on certain assumptions and existing and anticipated market, travel and public health conditions, all of which may change. The forward-looking information and forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information and/or forward-looking statements that are contained or referenced herein, except in accordance with applicable securities laws.

CONTACT

Shanoop Kothari Chief Financial Officer LuxUrban Hotels Inc. shanoop@corphousinggroup.com	Devin Sullivan, SVP The Equity Group Inc. (212) 836-9608 dsullivan@equityny.com

David Shayne, Analyst The Equity Group Inc. (212) 836-9628 dshayne@equityny.com